Exhibit 21.2

List of Special Purpose Entities

(immediately following the separation and distribution)

Ashford Philadelphia Annex GP LLC

Ashford Philadelphia Annex LP

Ashford Plano-M LP

Ashford San Francisco II LP

Ashford Sapphire III GP LLC

Ashford Sapphire VII GP LLC

Ashford Seattle Downtown LP

Ashford Seattle Waterfront LP

Ashford Tampa International Hotel, LP

Ashford TRS Philadelphia Annex LLC

Ashford TRS Sapphire III LLC

Ashford TRS Sapphire VII LLC

CHH Capital Hotel GP, LLC

CHH Capital Tenant Corp.

CHH Torrey Pines Hotel GP, LLC

CHH Torrey Pines Tenant Corp.